As filed with the Securities and Exchange Commission on August 26, 2026
Registration No. [333- ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIGITAL TURBINE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2267658 (I.R.S. Employer Identification No.)

110 San Antonio Street, Suite 160 Austin, Texas (Address of principal executive offices)	78701 (Zip code)

2020 Equity Incentive Plan of Digital Turbine, Inc., as amended
(Full title of the plan)

Joshua Kinsell
Chief Financial Officer (Interim) and Chief Accounting Officer
Digital Turbine, Inc.
110 San Antonio Street, Suite 160
Austin, Texas 78701
(Name and address of agent for service)

(512) 387-7717
(Telephone number, including area code, of agent for service)
Copy to:

Michael F. Meskill Jackson Walker L.L.P. 100 Congress Ave., Suite 1100 Austin, Texas 78701 (512) 236-2000 (512) 236-2002 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated Filer ☒	Non-accelerated Filer ☐	Smaller Reporting Company ☐	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY STATEMENT
STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES
The additional shares to be registered by this registration statement are of the same class as those securities covered by Digital Turbine, Inc.’s previously-filed registration statements on Form S-8 filed with the Securities and Exchange Commission on November 16, 2020 (Registration No. 333-250111) and on August 29, 2024 (Registration No. 333-281846) (collectively, the “Prior Registration Statements”) with respect to the 2020 Equity Incentive Plan of Digital Turbine, Inc., as amended. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including reports under the Securities Exchange Act of 1934, as amended, that Digital Turbine, Inc. (the “Company”) filed after the date of the Prior Registration Statements to maintain current information about the Company are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Digital Turbine, Inc. (the “Company”) with the Securities and Exchange Commission (the "Commission") are incorporated by reference, as of their respective dates, in this registration statement:

•the Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on May 26, 2026;

•the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the Commission on August 5, 2026;

•the Current Reports on Form 8-K filed with the Commission on April 23, 2026 and August 25, 2026;

•the Definitive Proxy Statement on Schedule 14A filed with the Commission on July 13, 2026;

•the description of the Company’s Common Stock contained in its registration statement on Form 8-A filed with the Commission on June 6, 2013.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1/A (File No. 333-214321) filed with the Commission on December 23, 2016.
4.2	Description of our Capital Stock (incorporated by reference to Exhibit 4.3 of the Annual Report on Form 10-K filed with the Commission on June 10, 2021).
4.3	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2025).
4.4	Form of Amendment to Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on April 23, 2026).
5.1*	Opinion of Jackson Walker L.L.P.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Jackson Walker L.L.P. (contained in its opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
99.1
2020 Equity Incentive Plan of Digital Turbine, Inc., and First Amendment and Israeli Appendix thereto (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K, filed with the Commission on June 10, 2021).

99.2	Second Amendment to the 2020 Equity Incentive Plan of Digital Turbine, Inc. (incorporated by reference to Exhibit 10.24 of the Annual Report on Form 10-K filed with the Commission on May 28, 2024).
99.3	Third Amendment to the 2020 Equity Incentive Plan of Digital Turbine, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Commission on August 27, 2024).
99.4	Fourth Amendment to the 2020 Equity Incentive Plan of Digital Turbine, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Commission on August 25, 2026).
107*	Filing Fee Table
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Digital Turbine, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 25th day of August, 2026.

Digital Turbine, Inc.

By:
Name:	William Gordon Stone III
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of William Gordon Stone III and Joshua Kinsell, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes or resubstitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Deutschman	Chairman of the Board	August 25, 2026
Robert Deutschman

/s/ William Gordon Stone III	Chief Executive Officer and Director	August 25, 2026
William Gordon Stone III	(Principal Executive Officer)

/s/ Joshua Kinsell	Chief Financial Officer (Interim) and Chief Accounting Officer	August 26, 2026
Joshua Kinsell	(Principal Financial Officer and Principal Accounting Officer)

/s/ Roy H. Chestnutt	Director	August 25, 2026
Roy H. Chestnutt

/s/ Holly Hess Groos	Director	August 25, 2026
Holly Hess Groos

/s/ Mohan S. Gyani	Director	August 25, 2026
Mohan S. Gyani

/s/ Jeffrey Karish	Director	August 25, 2026
Jeffrey Karish

/s/ Michelle Sterling	Director	August 25, 2026
Michelle Sterling